Novo Integrated Sciences and CannaPiece Group Sign Share Exchange Agreement and Close $1,867,250 Subscription Agreement

BELLEVUE, Wash., December 21, 2018 (GLOBE NEWSWIRE) — via OTC PR WIRE — Novo Integrated Sciences, Inc. (OTCQB:NVOS) (the “Company” or “Novo Integrated Sciences”) and Novo Healthnet Limited (“NHL”), a wholly owned Canadian subsidiary of the Company, are pleased to announce the signing of a definitive Share Exchange Agreement (“SEA”), dated December 18, 2018, with CannaPiece Group Inc. (“CannaPiece”), an Ontario province corporation and a late stage applicant for issuance, from Health Canada, of a cannabis cultivation, extraction and sale license under the Access to Cannabis for Medical Purposes Regulations.

Upon closing of the SEA, NHL will acquire a 25% stake in CannaPiece in exchange for delivery, by the Company to CannaPiece, of 20,296,196 Novo Integrated Sciences restricted common shares. Closing of the SEA is contingent upon satisfaction of certain conditions, the primary of which is CannaPiece, or its wholly owned subsidiary, being granted a license by Health Canada, under the Cannabis Act, authorizing approved Licensed Producer Status to both cultivate and sell cannabis product in Canada.

In connection with entry into the SEA, the Company accepted a $1,867,250 subscription from CannaPiece for 2,029,620 shares of the Company’s restricted common stock, resulting in an effective price per share of $0.92. Pursuant to the terms of the SEA, CannaPiece agreed to make an additional investment in the Company of approximately $1,350,000 to acquire additional shares of the Company’s restricted common stock, at a per share price of $0.92, no later than January 7, 2019.

Mr. Robert Mattacchione, Novo Integrated Sciences’ CEO and Board Chairman, states “The Novo-CannaPiece partnership is a significant milestone event for Novo as we work to solidify our ambition to be a comprehensive and laterally positioned healthcare provider in the Canadian Healthcare sector. The integration of Novo with CannaPiece’s cannabis platforms, as well as providing access to progressive cannabis and CBD based modern medicines, will expand the scope of treatment solutions for our extensive Canadian patient base.”

About Novo Integrated Sciences, Inc. and Novo Healthnet Limited

Through NHL, a wholly owned subsidiary of Novo Integrated Sciences, we deliver multi-disciplinary primary healthcare to over 400,000 patients annually through our 16 corporate-owned clinics and a contracted network of 92 affiliate clinics and 223 eldercare centric homes located across Canada. Our team of practitioners and staff are trained for assessment, diagnosis, treatment, pain management, rehabilitation and primary prevention. Our specialized services and products include physiotherapy, chiropractic care, occupational therapy, eldercare, laser therapeutics, massage therapy, acupuncture, chiropody, neurological functions, kinesiology, concussion management and baseline testing, women’s pelvic health, sports medicine therapy, assistive devices, and private personal training.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David

President

Novo Integrated Sciences, Inc.

cdavid@novointegrated.com

(206) 617-9797